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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2002

Inamed Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-09741 (Commission File Number)	59-0920629 (IRS Employer Identification No.)
5540 Ekwill Street—Suite D, Santa Barbara, California (Address of Principal Executive Offices)		93111-2919 (Zip Code)

Registrant's telephone number: (805) 692-5400

N/A
(Former Name or Former Address, if Changed Since Last Report)

        The Registrant's Form 8-K filed on July 23, 2002 with the Securities and Exchange Commission is hereby amended and restated (i) to clarify that the Registrant has not received a representation letter from Arthur Andersen LLP and will not be filing such letter as previously contemplated by Exhibit 16.2 and (ii) to read in its entirety as follows:

Item 4. Changes in Registrant's Certifying Accountant.

        Arthur Andersen LLP was previously the principal accountants for Inamed Corporation. On July 19, 2002, that firm's appointment as principal accountants was terminated and KPMG LLP was engaged as principal accountants. The decision to change accountants was approved by the audit committee of the board of directors.

        In connection with the audits of the two fiscal years ended December 2001, and the subsequent interim period through July 19, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

        The audit reports of Arthur Andersen LLP on the consolidated financial statements of Inamed Corporation and subsidiaries as of and for the years ended December 31, 2001 and 2000, did not contain any adverse opinions, disclaimer of opinions, nor were they qualified or modified as to the uncertainty, audit scope, or accounting principles.

        The Company has provided Arthur Andersen LLP with a copy of this Form 8-K and has requested Arthur Andersen LLP to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter will be filed as an exhibit to an amendment to this Form 8-K pursuant to Item 304(a)(3) of Regulation S-K. The Company has attempted to contact Arthur Andersen's offices in order to ascertain whether the firm will supply this letter. After reasonable efforts, the Company was unable to obtain the letter from Arthur Andersen and the Company has therefore omitted the letter from this filing pursuant to Item 304T of Regulation S-K.

Item 7. Financial Statements and Exhibits.

(a)
Financial Statements Not Applicable

(b)
Pro Forma Financial Information Not Applicable

(c)
Exhibits

16.1    Engagement Letter between the Company and KPMG LLP under which KPMG LLP shall act as independent certified public accountants to the Company

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INAMED CORPORATION
Date: August 13, 2002	By:	/s/ DECLAN DALY Name: Declan Daly Title: Vice President and Corporate Controller (Principal Accounting Officer)

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FORM 8-K/A (Amendment No. 1)
  Item 4. Changes in Registrant's Certifying Accountant.
  Item 7. Financial Statements and Exhibits.
SIGNATURE